LEASE

                       PRICE BUSINESS CENTER - TIMESQUARE

                           2300 SOUTH 300 WEST STREET

                          CITY OF SOUTH SALT LAKE, UTAH


                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE 1    PREMISES.  .  .  .  .  .  .  .  .  .  .  .  .  .  .  .          1

ARTICLE 2    PURPOSE  .  .  .  .  .  .  .  .  .  .  .  .  .  .  . .          1

ARTICLE 3    TERM   .   .   .   .  .  .  .  .  .  .  .  ..  .  .  .          1

ARTICLE 4    POSSESSION   .   .   .   .  .  .  .  .  .  ..  .                1

ARTICLE 5    RENT   .   .   .   .   .  .  .  .  .  .  .  .  .  .  .  .  .    1

ARTICLE 6    USE  OF   PREMISES  .  .  .  .  .  .  .  .   .  .  .  .  .  .   2

ARTICLE 7    COMPLIANCE  WITH  LAW  .  .  .  .  .  .  .  .....  .  .  .      2

ARTICLE 8    ALTERATIONS.   .   .   .   .   .  .  .  .  ..  .  .  .          3

ARTICLE 9    REPAIRS.   .   .   .  .  .  .  .  .  .  .  ..  .  .  .  .  .    4

ARTICLE 10   LAWS,  WASTE  AND  NUISANCE.   .  .  .  .  . .  .  .  .  .      4

ARTICLE 11   ABANDONMENT   .   .   .  .  .  .  .  .  .  ..  .  .  .  .       5

ARTICLE 12   LIENS   .   .   .  .  .  .  .  .  .  .  .  ..  .  .  .          5

ARTICLE 13   ASSIGNMENT  AND  SUBLETTING  .  .  .  .  .  ......  .           5

ARTICLE 14   PARKING  AND  COMMON  AREAS  .  .  .  .  .  .  .    .           5

ARTICLE 15   INDEMNIFICATION  OF  LESSOR  .  .  .  .  .  .  .    .  .        6

ARTICLE 16   INSURANCE   .   .   .   .   .  .  .  .  .  ..  .  .  .  .       7

ARTICLE 17   UTILITIES;   JANITORIAL  SERVICE.  .  .  .  ...  .  .  .        9

ARTICLE 18   NET  LEASE;   ADDITIONAL  RENT  .  .  .  .  .  .  .  .  .       9

ARTICLE 19   PERSONAL  PROPERTY  TAXES  .  .  .  .  .  .  .  .  .  . .      12

ARTICLE 20   ENTRY   AND   INSPECTION.   .  .  .  .  .  .                   12

ARTICLE 21   DEFAULT   .   .   .   .  .  .  .  .  .  .  .  .  .  .  .  .    12

ARTICLE 22   DESTRUCTION   .   .   .   .  .  .  .  .  .    .                13

ARTICLE 23   EMINENT   DOMAIN.   .  .  .  .  .  .  .  .  .  .  .  .         14

ARTICLE 24   MORTGAGE   REQUIREMENTS   .  .  .  .  .  .  ....  .            15

ARTICLE 25   RULES, REGULATIONS AND RESTRICTIVE COVENANTS                   15

ARTICLE 26   HOLDING   OVER.  .  .  .  .  .  .  .  .  .  .  .  .  .  .      15

ARTICLE 27   NOTICES   .   .  .  .  .  .  .  .  .  .  .  .                  16
ARTICLE 28   LESSORIS  RIGHT  TO  CURE  DEFAULTS.  .  .  .  ............    16

     TABLE OF CONTENTS - PAGE 'IWO


     ARTICLE 29 FORCE MAJEURE . . . . . . . . . . . . . . . . . . . . . . . 16

     ARTICLE 30 TRANSFER OF LESSOR'S INTEREST. . . . . . . . . . . . 16

     ARTICLE 31 SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . . . 16

     ARTICLE 32 QUIET ENJOYMENT . .. . . . . . . .  .  .                   17

     ARTICLE  33 SIGNS . . . . . . . . . . . . . . . . . . . . . . . . . .. 17

     ARTICLE 34 SURRENDER OF LEASE . . . . . . . . . . . . . . . . . . . 17

     ARTICLE 35 LESSOR'S EXCULPATION . . . . . . . . . . . . . . . . . . 17

     ARTICLE 36 ATTORNEYS' FEES . . . . . . . . . . . . . . . . . . . . . . 17

     ARTICLE 37 ESTOPPEL CERTIFICATES AND FINANCING . . . . . .18

     ARTICLE 38 SUCCESSORS AND ASSIGNS . . . . . . . . . . ..  .  .         18

     ARTICLE 39 TIME.  . . . . . . . . . . . . . . . . . . .. . . . . . . . 18

     ARTICLE 40 MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . 18

     ARTICLE 41 LESSOR'S ACCEPTANCE. . . . . . . . . . . . . . . . . . . 19

     ARTICLE 42 ENTIRE AGREEMENT . . . . . . . . . . . . .  .  .  .        19

     ARTICLE 43 GUARANTEE. . . . . . . . . . . . . . . . . . . . . . . . . . 19

     ARTICLE 44 AUTHORITY OF SIGNATORIES . . . . . . . . . . . . . . 19


                  EXHIBITS:

                  EXHIBIT "A"       PRICE BUSINESS CENTER - TIMESQUARE SITE PLAN

                  EXHIBIT "B"       FLOOR PLAN

                  EXHIBIT "C"       RULES, REGULATIONS AND RESTRICTIVE COVENANTS

                                 LEASE SUMMARY

LESSOR:                          PRICE DEVELOPMENT COMPANY,  LIMITED PARTNERSHIP
LESSEE:                          MRS. FIELDS COOKIES,  a California Corporation
TRADE NAME:                      MRS. FIELDS COOKIES
CENTER/PARK:                     PRICE BUSINESS CENTER - TIMESQUARE

PREMISES:                        462 BEARCAT DRIVE  SALT LAKE CITY , UT   84115
                                 ----------------------------------------------
LEASE TERM:                      SEVEN (7) YEARS
LEASE COMMENCEMENT DATE:   March 2 , 1995
RENT  COMMENCEMENT DATE:   May 17 ,  1995

RENT:
 LEASE  YEARS        MONTHLY RENT      ANNUAL RENT
 -------------------------------------------------
                                              1
$11,552.16                  $138,625.92
                                              2
$11,943.49                  $143,321.92
                                              3
$12,334.82                  $148,017.92
                                              4
$12,726.16                  $152,713.92
                                              5
$13,117.49                  $157,409.92
                                              6
$13,508.82                  $162,105.92
                                              7
$13,900.16                  $166,801.92

USE:                             General office,  administration

OPTION TO EXTEND:          None

LESSEE'S SHARE  OF
COMMON AREA EXPENSES:            Pro Rata

LESSEE'S SHARE OF
TAX OBLIGATION:                  Pro Rata

LESSEE'S SHARE OF
INSURANCE:                       Pro Rata

SECURITY DEPOSIT:          None
GUARANTORS:                                 MRS. FIELDS INC.
ADDRESSES FOR NOTICE:  LESSOR:                                LESSEE:
PRICE DEVELOPMENT COMPANY,MRS. FIELDS COOKIES
LIMITED PARTNERSHIP 462 West Bearcat Drive
35 Century Park Way Salt Lake City,
UT 84115
Salt Lake City, UT 84115
(801) 486-3911

                           LEASE AGREEMENT

     THIS LEASE AGREEMENT, made and entered into this 27 day of February , 19 95 , by and between PRICE DEVELOPMENT COMPANY, LIMITED PARTNERSHOP, doing business in PRICE BUSINESS CENTER - TIMESQUARE, as Lessor, and Mrs. Fields Cookies ,

,   as Lessee.

        ARTICLE 1. PREMISES. Lessor is the owner of real property situated in the City of South Salt Lake, Salt Lake County, State of Utah, on which Lessor is developing an exclusive preplanned office and commercial park, known as the PRICE BUSINESS CENTER - TIMESQUARE, which real property is shown on Exhibit "All and attached hereto and by this reference incorporated herein.

        Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the certain premises in PRICE BUSINESS CENTER - TIMESQUARE (hereinafter referred to as the "Premises" and "Park" respectively) outlined in red on the plat of PRICE BUSINESS CENTER - TIMESQUARE attached hereto as exhibit "A", said premises containing a total of approximately 18,784 square feet of floor space. The parties agree that this Lease is subject to the effect of any covenants, conditions, restrictions, easements, mortgages or deeds of trust, ground leases, rights of way and any other matters or documents of record; the effect of any zoning laws of the city, county and state where the Park is situated, and general and special taxes not delinquent. Lessee agrees that as to Lessee's leasehold estate Lessee and all persons in possession or holding under Lessee, will conform to and will not violate the terms of any covenants, conditions or restrictions of record which may now or hereafter encumber the Property (the "Restrictions") ; and this Lease is subordinate to the restrictions and any amendments or modifications thereto.

      ARTICLE 2. PURPOSE. The Premises are to be used only for office or other commercial purposes permitted in the Rules, Regulations and Restrictive Covenants attached hereto as Exhibit "C", and for no other purpose without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

      ARTICLE 3. TERM. The term of this Lease shall be for a seven (7) year period, commencing when Lessee occupies the Premises.1 Lessor agrees that it will, at its sole cost and expense and as soon as it is reasonably possible, commence and pursue the completion of the improvements to be erected by Lessor as shown on the attached Exhibit "B".2

      ARTICLE 4. POSSESSION. If Lessor, for any reason whatsoever, cannot deliver possession of the Premises to Lessee at commencement of the term hereof, this Lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event, all rent shall be abated during the period between the commencement of said term and the time, when Lessor delivers possession. As such, rent shall commence4 and the Lease term shall be extended by such period of delay.5

        ARTICLE 5.   RENT.    Lessee shall pay to Lessor, as rent for the
Premises during the term of this Lease, the sum of ________3________________
_______________________________________Dollars (       3                     )
per month, payable on or before the first day of each calendar month during the
* See page la for footnotes.

1        , which is scheduled to be March 2, 1995.

2 Lessee shall have forty-five (45) days from Lease Commencement to build out its Lessee interior finish with no minimum rent due.

3               Lease Years                 Monthly Rent
                -----------                 ------------
                  1                         $ 11,552.16
                  2                         $ 11,943.49
                  3                         $ 12 ,334.82
                  4                         $ 12,726.16
                  5                         $ 13,117.49
                  6                         $ 13,508.82
                  7                         $ 13,900.16

4        as stated herein,

5 if Lessor is unable to turn over the space by April 1, 1995, Lessee shall have the right to terminate this Lease.

term hereof. Minimum rent for any partial month shall be prorated or a per them basis. 1

         Rent shall be paid to Lessor without deduction or offset, in lawful money of the United States of America and shall be paid at the office of Lessor at 35 Century Park-Way, Salt Lake City, Utah 84115, or to such other place as Lessor may from time to time designate by written notice to Lessee. Any installment of rent, other sum or any portion of such installment or other sum required under this Lease to be paid by Lessee which has not been paid within five (5) days after the due date thereof (withstanding postal delays) shall, whether or not demand therefor is made or notice of default is given, bear interest at the rate of one and one half percent (1-1/2%) per month from the due date thereof or until paid in full. In addition thereto, Lessor may charge a sum equal to five percent (5%) of each unpaid amount as a service fee to compensate Lessor for the additional time and expense necessitated in the handling of delinquent payments.

         ARTICLE 6. USE OF PREMISES. Lessee shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein which will in any way increase the existing rate or affect any policy of fire or other insurance upon the Premises or any of its contents. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other lessees or occupants of the Park, injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Nor shall Lessee cause, maintain or permit any nuisance in, on or about the Premises. Lessee shall not damage or deface or otherwise commit or suffer to be committed any waste in or upon the Premises.

         Lessee shall not place any sign or advertisement upon any exterior wall or window without the prior written consent of Lessor, which consent shall not be unreasonably withheld.

         ARTICLE 7. COMPLIANCE WITH LAW. Lessee shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or government rule or regulation now in force or which may hereafter be enacted or promulgated. Lessee shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted related to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Lessee's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Lessee in an action against Lessee, whether Lessor be a party thereto or not, that Lessee has violated any such law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Lessor and Lessee.

         Lessee hereby accepts the Leased Premises in the condition existing as the date of occupancy, subject to all applicable zoning, municipal, county and state laws, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term or any part of the term hereof regulating the Leased Premises.

* See page 2a for footnote.



1 As long as Lessee is not in default under this Lease, Lessee's obligation to pay minimum rent as defined under Article 5 shall abate during the initial forty-five (45) day build-out period, and then shall abate for a thirty (30) day period. commencing with the seventy-fifth
         (75th) day of the Lease term, Lessee shall be obligated to pay full minimum rent as specified herein. The foregoing notwithstanding, however, should Lessee default under any provision (s) of this Lease and should such default not be cured within the times allowed for such hereunder, Lessee shall be responsible for, and pay upon demand, the thirty (30) day rent period which has been abated under this footnote.

         For purposes hereof, "Hazardous Materials" shall mean any and all flammable explosives, radioactive material, hazardous waste, toxic substance or related material, including but not limited to, those materials and substances defined as "hazardous substances", "hazardous materials", "hazardous wastes" or "toxic substances" in the Environmental Laws. For purposes hereof, "Environmental Laws" shall mean all local, state and federal laws, statues, rules and regulations, including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq. ; the  Hazardous  Materials  Transportation  Act, 39 U.S.C.
Section 1801, et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. ; the Federal Clean Water Act 33 U.S.C. Section 1251 et seq. ; the Clean Air Act 42 U.S. C.
Section 7401 et seq. ; the Porter-Cologne Water Quality Act, including all amendments thereto, replacements thereof, and regulations adopted and publications promulgated pursuant thereto. Lessee agrees that during the term of this Lease Lessee shall not be in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene, soil, water, or environmental conditions on, under or about the Leased Premises including, but not limited to, the Environmental Laws. Lessee further agrees that during the term of this Lease, there shall be no use, presence, disposal, storage, generation, release, or threatened release of Hazardous Materials on, from or under the Leased Premises. Lessee agrees to indemnify, defend, protect and hold harmless Lessor, its directors, officers, employees, partners, and agents from and against any and all losses, claims, demands actions, damages (whether direct or consequential), penalties, liabilities, costs and expenses, including all attorney's fee- and leg7l expenses, arising out of any violation or alleged violation of any of the laws or regulations referred to in this Article 7, or breach of any of the provisions of this Article.

         ARTICLE 8. ALTERATIONS. Lessee shall not make or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof without the written consent of Lessor, which consent shall not be unreasonably withheld, and any alterations, additions or improvements to, or on the Premises, except movable furniture and trade fixtures, shall at once become a part of the realty and belong to Lessor. Lessee shall submit working drawings for any such alterations, additions or improvements to Lessor for Lessor's prior written approval. Lessor hereby consents to the alterations, additions or improvements shown on Exhibit "B", attached hereto, and Lessor further agrees to complete any of Lessor's work, if any, specifically as shown on Exhibit "B". In the event Lessor consents to the making of any alterations, additions or improvements to the Premises by Lessee, the same shall be made by Lessee at Lessee's sole cost and expense and selection by Lessee of any contractor or person to construct or install the same shall be subject to the prior written approval of Lessor, which approval shall not be unreasonably withheld, and such work shall be performed in a workmanlike manner.

         Lessee  shall  keep  the  Premises  and the Park in  which  the  Leased
Premises are situated, free from any liens arising out of any work performed, materials furnished or obligations incurred by Lessee. In the event a mechanic's or other lien is filed against the Leased Premises or the Park of which the Leased Premises forms a part as a result of a claim arising through Lessee, Lessor may demand that Lessee furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to at least one hundred fifty percent (150%) of the amount of the contested lien, claim or demand, indemnifying Lessor against liability for the same and holding the Leased Premises free from the effect of such lien notice from Lessor. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in any action to foreclose such lien if Lessor shall decide it is to its best interest to do
                                  so.  Lessor
may pay the claim prior to the enforcement thereof, in which event Lessee shall reimburse Lessor in full, including attorney's fees, for any such expense, as additional rent, with the next due rental.

Lessee shall return the Leased Premises to Lessor at the expiration or earlier termination of this Lease in good and sanitary order, condition and repair, free of rubble and debris, broom clean, reasonable wear and tear excepted. Upon, or within ten (10) days prior to termination of this Lease, Lessee will provide, at Lessee's sole cost and expense a certification of the HVAC system by a contractor acceptable to Lessor. In the event said certification indicates any deferred maintenance or other conditions other than normal wear and tear, Lessee shall promptly cause any such conditions to be remedied at Lessee's sole cost and expense, by a contractor acceptable to Lessor. All damage to the Leased Premises caused by the removal of such trade fixtures and other personal property that Lessee is permitted to remove under the terms of this Lease and/or such restoration shall be repaired by Lessee at its sole cost and expense prior to termination.

         ARTICLE 9. REPAIRS. Lessee shall, at all times during the term hereof, and at Lessee's sole cost and expense, keep, maintain and repair the Premises in good and sanitary order and condition, including, without limitation, replacement of all broken or damaged glass, replacement of light globes or tubes and doors, window casements, heating and air conditioning systems, plumbing, pipes, electrical wiring conduit, interior partitions, fixtures, leasehold improvements and alterations.

         Lessor shall, at its sole cost and expense, keep and maintain in good repair, the exterior walls and roof of the Premises. By entering into the Premises, Lessee shall be deemed to have accepted the Premises in "as-is" condition and as being in good and sanitary order, condition and repair, and Lessee agrees that on the last day of said term or sooner termination of this Lease to surrender the Premises with appurtenance in the same condition as when received, reasonable use and wear thereof and damage by fire, act of God or by the elements is excepted.

         Lessor shall pay for maintenance and repair as defined herein so long as the need for same does not result from any wrongful or negligent act or omission of Lessee or its employees, invitees or licensees. The cost of any such maintenance, repair, janitorial or other service which becomes necessary as a result of any such act or omission shall be borne by Lessee. Lessor shall not be required to make any repairs unless and until Lessee has notified Lessor in writing of the need for such repairs and Lessor shall have a reasonable period of time thereafter within which to commence and complete said repairs. Lessor shall act within seventy-two (72) hours after receipt of written notice and shall pursue to completion with due diligence; provided however, Lessor shall not be liable for any damages, direct, indirect or consequential, or for damages for personal discomfort, illness or inconvenience of Lessee by reason of failure of such equipment facilities or systems or reasonable delays in the performance of such repairs, replacements and maintenance, unless caused by the deliberate act or omission of Lessor, its servants, agents, or employees or anyone permitted by it to be in the Park, or through it in any way, the cost of the necessary repairs, replacements or alterations shall be borne by Lessee who shall pay the same to Lessor on demand. Lessee waives all rights it may have under law to make repairs at Lessor's expense.

         ARTICLE 10. LAWS, WASTE AND NUISANCE. (a) Lessee covenants that it: (i) will comply with all governmental laws, ordinances, regulations and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authority having jurisdiction over the Premises; (ii) will keep the Premises and every part thereof in a clean, neat and orderly condition, free of noise, odors or nuisances which are objectionable to Lessor or Lessee's neighbors; (iii) will in all respects and at all times fully comply with all health and policy regulations; (iv) shall not overload the floors or permit or allow any waste, abuse, deterioration or destructive use of the Premises to occur.

         (b) Lessee further covenants that it will (i) not cause or permit any hazardous wastes to be brought upon or used in or about the Premises; (ii) immediately notify Lessor of any environmental concern raised by a private party or governmental agency as it relates to the Premises; and (iii) immediately notify Lessor of any hazardous waste spill. In the event of a violation hereof, Lessee shall immediately proceed, at Lessee's expense, to remedy same. Failure of Lessee to commence clean up activities within five (5) days after receipt of notice to so do shall result in a default under this Lease. Lessor shall, thereafter, have the right, but not the obligation, to remedy any environmental violation upon the Premises and Lessee shall promptly reimburse Lessor for all costs relating thereto. Lessor further retains the right, in its sole, but reasonable discretion, to conduct any environmental tests on the Premises should Lessor suspect a violation to exist upon the Premises. Lessee shall and does agree to indemnify and hold Lessor harmless from and against any and all damages, costs, expenses and liability whatsoever, including, without limitation, attorneys' fees that Lessor may incur because of Lessee's violation of, or the resulting enforcement of any Environmental Laws.

         ARTICLE 11. ABANDONMENT. Lessee shall not vacate or abandon the Premises at any time prior to the expiration or earlier termination of the term hereof nor permit the Premises to remain unoccupied for a period longer than ten
(10) consecutive days. In the event Lessee shall abandon, vacate or surrender the Premises or be dispossessed by process of law or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to have been abandoned.

         ARTICLE 12. LIENS. Should any mechanic's or other liens be filed against the Premises b]e reason of Lessee's acts or omissions or because of a claim against Lessee or against Lessee's agents or contractors, Lessee shall cause the same to be canceled and discharged of record and shall indemnify, defend and hold Lessor harmless from any such lien and shall deal with any such lien in accordance with the terms of Article 8 above.

         ARTICLE 13. ASSIGNMENT AND SUBLETTING. The purpose of this Lease is to transfer possession of the Leased Premises to Lessee f or Lessee's personal use in return for certain benefits, including rent, to be transferred to the Lessor. Lessee's right to assign or sublet as stated in this Article is subsidiary and incidental to the underlying purpose of this Lease. Lessee acknowledges and agrees that it has entered into this Lease in order to acquire the Leased Premises for its own personal use and not for the purpose of obtaining the right to convey the leasehold to others. Lessee shall not assign this Lease or sublet the Premises or any part thereof to occupy or use the Premises or any portion thereof without the prior written consent of Lessor. Acceptance of rent by Lessor of Lessee or Assignee shall not be deemed approval or acceptance of assignment or subletting. Lessee shall remain liable for all terms and conditions of this Lease Agreement at all times upon Lease assignment or subletting. In the event Lessor grants permission in writing for Lessee to sublet or assign, Lessee shall pay to Lessor Three Hundred and No/100 Dollars ($300.00) to cover costs and inconvenience. Any assignment or subletting by Lessee without Lessor's consent shall be a-default by Lessee hereunder.

         ARTICLE 14. PARKING AND COMMON AREAS . Lessee shall have nonexclusive parking rights for - 0 - parking spaces in the Parking Area adjacent to or near Lessee's Premises. Lessor shall cause the parking and landscaped areas surrounding the Premises to be graded, blacktopped, lighted and landscaped at no expense to Lessee. Lessor shall also complete the landscaped areas and driveways situated within the Park and outside of the Premises (hereinafter referred to as the "Common Area") at no expense to Lessee.

         Lessee, for the use and benefit of Lessee, its customers, invitees and employees, shall have the nonexclusive right in common with Lessor and other present and future owners, lessees and their agents, employees, customers, licensees and sublessees, to use said Common and Parking Areas during the entire term of this Lease or any extension thereof, for ingress and egress, roadway, sidewalks and automobile parking.

         Lessor shall have the right, through reasonable rules, regulations and/or restrictive covenants promulgated or modified by it from time to time, to control use and operation of the Common Areas in order that the see may occur in a proper and orderly fashion; provided, however, that any such promulgated or modified rules, regulations and/or restrictive covenants shall not discriminate against Lessee in favor of other lessees or portions of the Park.

         Lessor reserves the right to change from time to time the dimensions and location of the Common Areas as shown on Exhibit "All as well as the dimensions identity and type of any Building (except the Premises of Lessee) shown on Exhibit "All and to construct additional buildings, modifications of existing buildings or other improvements in the Park.

         ARTICLE 15. INDEMNIFICATION OF LESSOR. This Article 15 is written and agreed to in respect of the intent of the parties to assign the risk of loss whether resulting from negligence of the parties or otherwise, to the party who is obligated hereunder to cover the risk of such loss with insurance. Thus, the indemnity and waiver of claims provisions of this Lease have as their object, so long as such object is not in violation of public policy, the assignment of risk for a particular casualty to the party carrying the insurance for such risk, without respect to the causation thereof.

         Lessor and Lessee release each other, and their respective authorized representatives, from any claims for damage to any person or to the Leased Premises and the Building and other improvements in which the Leased Premises are located, and to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee, in or on the Leased Premises and the Building and other improvements in which the Leased Premises are located, including loss of income, that are caused by or result from risks insured or required under the terms of this Lease to be insured against under any property insurance policies carried or to be carried by either of the parties.

         Each party shall cause each such insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against either party in connection with any damage covered by such policy. Neither party shall be liable to the other for any damage caused by fire or any other risks insured against under any property insurance policy carried under the terms of this Lease. If any such insurance policy cannot be obtained with a waiver of subrogation without payment of an additional premium charge above that charged by the insurance companies issuing such policies without waiver of subrogation, the party receiving the benefit shall elect to either forfeit the benefit or shall pay such additional premium to the insurance carrier requiring such additional premium.

         Lessee, as a material part of the consideration to be rendered to Lessor, shall indemnify, defend, protect and hold harmless Lessor against all actions, claims, demands, damages, liabilities, losses, penalties, or expenses of any kind which may be brought or imposed upon Lessor or which Lessor may pay or incur by reason of injury to person or property, from whatever cause, all or in anyway connected with the condition or use of the Leased Premises, or the improvements or personal property therein or thereon, including without limitation any liability or injury to the person or property of Lessee, its agents, officers, employees or invite3s. Lessee agrees to indemnify, defend and protect Lessor and hold it harmless from any and all liability, loss, cost or obligation on account of, or arising out of, any such injury or loss however occurring, including breach of the provisions of this Lease and the negligence for the parties hereto. Nothing contained herein shall obligate Lessee to indemnify Lessor against its own sole or gross negligence or willful acts, for which Lessor shall indemnify Lessee.

         In the event any action, suit or proceeding is brought against Lessor by reason of such occurrence, Lessee, upon Lessor's request will at Lessee's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated either by Lessee or by the insurer whose policy covers the occurrence and in either case approved by Lessor. The obligations of Lessee under this Article arising by reason of any occurrence taking place during the Lease term shall survive any termination of this Lease.

         Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares, merchandise and loss of business in, upon or about the Leased Premises and for injury to Lessee, its agents, employees, invitees or third persons in or about the Leased Premises from any cause arising at any time, including breach of the provisions of this Lease and the negligence of the parties hereto.

         Wherever in this Article the term Lessor or Lessee is used and such party is to receive the benefit of a provision contained in this Article, such term shall refer not only to that party but also to its officers, directors, employees, partners and agents.

         ARTICLE 16. INSURANCE. (a) Lessee agrees to secure and keep in force from and after the date Lessor shall deliver possession of the Premises to Lessee and throughout the Lease term, at Lessee's sole cost and expense Comprehensive General Liability insurance on the Premises under Lessee's care, custody and control, and all areas appurtenant thereto, on an occurrence basis with a minimum limit of liability in an amount of One Million Dollars ($1,000,000.00) per occurrence, Two Million Dollars ($2,000,000.00) aggregate. Evidence of said insurance shall be provided to Lessor within thirty (30) days of occupancy and shall name Lessor as an additional insured. The policy shall contain cross liability endorsements and shall insure performance by Lessee of the indemnity provisions of this Lease; shall cover contractual liability, and products liability; shall be primary, not contributing with, and not in excess of coverage which Lessor may carry; shall state that Lessor is entitled to recovery for the negligence of Lessee even though Lessor is named as an additional insured; shall provide for severability of interest; shall provide that an act or omission of one of the insured or additional insured which would void or otherwise reduce coverage shall not void or reduce coverage as to the other insured or additional insured; and shall afford coverage after the term of this Lease (by separate policy or extension if necessary) for all claims based on acts, omissions injury or damage which occurred or arose (or the onset of which occurred or arose) in whole or in part during the term of this Lease. The limits of said insurance shall not limit any liability of Lessee hereunder. Not more frequently than every three (3) years, if, in the reasonable opinion of Lessor, the amount of liability insurance required hereunder is not adequate, Lessee shall promptly increase said insurance coverage as required by Lessor.

                  (b) Lessor shall procure insurance coverage insuring the building in which the Lessor against loss of, or damage to, Premises are located (Lessor's Building) by reason of fire and certain other casualties. Such insurance shall be underwritten by a responsible insurance company qualified to do business in the State where Lessor's Building is located and shall be in the face amount equal to the full replacement cost of Lessor's Building. Such insurance shall cover loss or damage by fire, and loss or damage arising out of the normal extended coverage perils which are windstorm, hail, acts of god, explosion, riot attending a strike, civil commotion, aircraft, vehicles, and smoke.

               (c)At all times during the term hereof, Lessee shall keep in force at its sole cost and expense, fire and extended coverage insurance, and against sprinkler leakage or malfunction and water damage and against vandalism and malicious mischief, Lessee's trade fixtures, furnishings, equipment and contents upon the Premises in full replacement value thereof. Lessee shall also obtain broad form boiler and machinery insurance on all air-conditioning equipment, boilers and other pressure vessels or systems, whether fired or unfired, which are installed by Lessee or which exclusively serve the Premises. such boiler and machinery insurance shall cover the replacement value of such items. Lessee shall also obtain plate glass insurance for all plate glass upon the Premises.

                  (d)  Each of the parties hereby waives any rights it may
                      have
against the other party on account of any loss or damage to its property (including Lessor's Building, the contents of such, and property located on the Common Areas) which arises from any risk generally covered by fire and extended coverage insurance, whether or not such party may have been negligent or at fault in causing such loss or damage. Each of the parties shall obtain a clause or endorsement in the policies of such insurance which each party obtains in connection with this Lease to the effect right of subrogation against the other party f or loss covered by such insurance. It is understood that such subrogation waivers may be operative only as long as such waivers are available in the State where Lessor's Building is located. In the event subrogation waivers are allegedly not operative in such State, notice of such fact shall be promptly given by party obtaining the insurance in question to the other party.

                  (e) No use shall be made or permitted to be made on the Leased Premises, nor acts done, which will increase the existing rate of insurance upon the Building in which the Leased Premises are located, or cause the cancellation of any insurance policy are located, or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the Leased Premises, any Article which may be prohibited by the standard form of fire insurance policies. Lessee shall at its sole cost and expense, comply with any and all requirements pertaining to the Leased Premises, of any insurance organization or company, necessary for the maintenance of reasonable property damage and public liability insurance, covering the Leased Premises, the Building or the Park. Lessee agrees to pay to Lessor, as additional rent, any increase resulting from Lessor's use in premium on policies which may be carried by Lessor on the Leased Premises, the Building or on the Park, or any blanket policies which include the Building or Park, covering damage thereto and loss of rent caused by fire and other perils above the rates for the least hazardous type of occupancy for office use. Lessee further agrees to pay Lessor, as additional rent, any increases in such premiums resulting from the nature of Lessee's occupancy or any act or omission of Lessee. Lessee shall maintain in full force and effect on all of its fixtures, equipment and personal property in the Leased Premises, a policy or policies of fire and casualty insurance in "all risk" form with insurance to the extent of at least ninety percent (90%) of their replacement value cost required to negate the effect of co-insurance provision, whichever is greater. No such policy shall have a deductible in a greater amount than One Thousand Dollars ($1,000.00) . Lessee sha31 also insure in the same manner the physical value of all its Leasehold Improvements. During the Lease term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the property so insured. Lessor shall have no interest in the insurance upon Lessee's equipment and fixtures and will sign all documents necessary or proper in connection with the settlement or any claim or loss by Lessee.

               (f)Lessee shall procure pollution liability insurance covering Lessor against any diminution in value of Lessors Premises or Park as a result of Lessee's handling of any Hazardous Material (as defined herein) the cost of any on or off site clean up of any such hazardous material, any toxic waste liability including a complete indemnification of Lessor against any and all claims whatsoever made in any connection whatsoever with Lessee's bringing any Hazardous Material onto the Premises or the Park.

         ARTICLE 17. UTILITIES: JANITORIAL SERVICE. (a) Lessee shall be solely responsible for, and shall promptly pay before delinquency, all charges for use or consumption of heat, sewer, water, gas, electricity, telephone or any other utility services supplied to Lessee or to the Premises during the term hereof. Should Lessor elect to supply any utility service, Lessee agrees to purchase and pay for the same at the applicable rates then prevailing in the community. Should any utility service be provided on a joint meter to the Premises and to other spaces within Lessor's Building, Lessee shall reimburse Lessor for its pro rata share (based upon floor area square footage) of such jointly supplied utility service. Such reimbursement shall be made within ten (10) days following the receipt of Lessor's statement indicating the share owed by Lessee and such shall be considered additional rent hereunder.

               (b)Lessor shall not be liable in the event of any interruption in the supply of any utility service to the Premises or to Lessor's Building. Lessee agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Lessee shall require additional utility facilities, the same shall be installed at Lessee's expense in accordance with plans and specifications first approved in writing by Lessor.

               (c)Lessee shall provide at its sole expense regular janitorial service for the Premises which shall include at least ordinary dusting and cleaning, emptying of waste baskets and vacuuming. In addition, Lessee shall provide an adequate sized dumpster for the storage of refuse in the location depicted on Exhibit "A". Lessee shall arrange for the removal of such refuse and periodic cleaning of such dumpster and the areas immediately adjacent thereto.

         ARTICLE 18. NET LEASE: ADDITIONAL RENT. (a) it is the intent of both parties that the minimum monthly rentals herein specified shall be absolutely net to Lessor throughout the term of this Lease, that all costs, expenses, and obligations of every kind relating to the Premises which may arise or become due during the term hereof shall be paid by Lessee, except for those which are specifically imposed upon Lessor pursuant to the terms of this Lease. In furtherance thereof, Lessee specifically agrees to pay to Lessor as additional rent, without demand therefor and without offset or deduction, the expenses and charges set forth below:

                      (i) Lessee shall pay to Lessor its Proportionate Share (as defined below) of the Park's Common Area operating costs. The "Common Area operating cost" means the total cost and expense incurred in connection with the ownership, maintenance, repair, and operation of Common Areas, specifically including, without limitation, the costs and expenses for: utilities for lighting and cleaning the Common Areas, watering Vegetation, and temperature control in interior Common Areas; personal property taxes and assessments on the Common Area personalty and equipment; real property taxes and assessments on the land and improvements comprising the exterior Common Areas (to the extent not included in subparagraph (c) below; premiums for property damage and vandalism and malicious mischief insurance covering exterior Common Areas and for public liability insurance covering Lessor's activities on the Common Areas; maintenance, repair and replacement (including capital charges) of Common Area pavement, sidewalks, walls, fences, curbs and bumpers, floor and wall coverings in interior Common Areas, and all interior and exterior directional signs; gardening and the maintenance and replacement of landscaping and irrigation systems; striping and line painting; sweeping; sanitary and floor control; removal of snow, ice, trash, rubbish, garbage, and other refuse; cleaning, repair and replacement of lighting fixtures including bulbs and ballasts; depreciation on, or rentals for, machinery and equipment used in such maintenance; the cost of supplies and personnel (and salaries, uniforms, workmen's compensation insurance, group insurance, fidelity bonds and other fringe benefits) to implement such service, to direct parking, and to police the Common Areas; repair of all utility lines; custodial service for interior Common Areas; fees required licenses and permits relating to the operation of parking areas, and fifteen percent (15%) of all the foregoing costs (except for the cost of taxes and insurance) to cover administrative and overhead expenses.

                      (ii) Lessee shall pay to Lessor its Proportionate Share (as defined below) of the cost of Lessor's property damage insurance described in paragraph 16(b) above.

                      (iii)Lessee shall pay to Lessor its Proportionate Share (as defined below) of all Real Estate Taxes (as defined below) levied against Lessor's Building and land for any period occurring during the term of this Lease.

         "Real Estate Taxes" or "Taxes" shall mean and include all general and special taxes, assessments, duties and levies, charged and levied upon or assessed by any governmental authority against the Park including the land, the Buildings, the Premises, any other improvements situated on the land other than the Buildings, the various estates in the land and the Buildings, any leasehold improvements, fixtures, installations additions and equipment whether owned by Lessor or Lessee. Real Estate Taxes shall also include the reasonable cost to Lessor contesting the amount, validity, or the applicability of any Taxes mentioned in this Article. Further included in the definition of Taxes herein shall be general and special assessments, fees of every kind and nature, commercial rental tax, levy, penalty or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, as against any legal or equitable interest of Lessor in the Leased Premises or in the Park or on the act of entering into this Lease or as against Lessor's right to rent or other income therefrom, or as against Lessor's business of leasing the Leased Premises, any tax, fee, or charge with respect to the possession, leasing, transfer of interest, operation, management, maintenance alteration, repair, use, or occupancy by Lessee of the Leased Premises or any portion of the Park, or any tax imposed in substitution, partially or totally, for any tax previously included within the definition of Taxes herein, or any additional tax, the nature of which may or may not have been previously included within the definition of Taxes. Further, if at any time during the term of this Lease the method of taxation or assessment of real estate or the income therefrom prevailing at the time of execution hereof shall be, or has been altered so as to cause the whole or any part of the Taxes now or hereafter levied, assessed or imposed on real estate to be levied, assessed or imposed upon Lessor, wholly or partially, as a capital levy, business tax, permit or other charge, or on or measured by the rents received therefrom, then such new or altered Taxes, regardless of their nature, which are attributable to the Land the Buildings or to other improvements on the land shall be deemed to be included with the term "Real Estate Taxes" for purposes of this Article 18, whether in substitution for, or in addition to any other Real Estate Taxes, save and except that such shall not be deemed to include any enhancement of said tax attributable to other income of Lessor. With respect to any general or special assessments which may be levied upon or against the Leased Premises, the Buildings, the Park, the underlying realty or which may he evidenced by improvement or other bonds, or may be paid in annual or semi-annual installments, only the amount of such installment, pro rated for any partial year, and statutory interest, shall be included within the computation of Taxes for which Lessee is responsible hereunder. When possible, Lessee shall cause its trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to , Lessor the Taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the Taxes applicable to Lessee's property.

               (b)All costs and expenses herein described which are incurred on a Park-wide basis, such as exterior Common Area maintenance costs, liability insurance, and taxes and assessments (if separate tax bills are not available) , shall be prorated among the various completed buildings within the Park, including Lessor's Building, based upon the square foot area within such buildings. Such portion of the Park-wide costs and expenses herein described which are allocated to Lessor's Building plus those costs and expenses which are incurred on a Building-wide basis, such as interior Common Area maintenance and property damage insurance, shall be added together and Lessee's Proportionate Share of the resulting total costs and expenses shall be the ratio obtained by dividing the square foot floor area of the Leased Premises by the total square foot floor area within Lessor's Building. In all cases, floor area shall be measured from the outside of exterior walls and from the center of common walls. Notwithstanding the preceding provision of Article 18, Lessee's proportionate share as to certain expenses may be calculated differently to yield a higher percentage share for Lessee as to certain expenses in the event Lessor permits other lessees in the Park to directly incur such expenses rather than have Lessor incur the expenses in common for the Park (such as, by way of illustration, herein a Lessee performs its own landscaping maintenance). In such case Lessee's proportionate share of the applicable expense shall be calculated as having its denominator the gross leasable area of all Premises in the Park less the gross leasable area of Lessees who have incurred such expense directly. In any case in which Lessee, with Lessor's consent, incurs such expenses directly, Lessee's proportionate share will be calculated specially so that expenses of the same character which are incurred by Lessor for the benefit of other Lessees in the Park shall not be pro rated to Lessee. Nothing herein shall imply that Lessor will permit Lessee or any other Lessee of the Park to incur any Common Area Costs or Operating Costs. Any such permission shall be in the sole discretion of the Lessor, which Lessor may grant or withhold in its arbitrary judgment.

               (c)Lessee's Proportionate Share of the costs and expenses herein described shall be estimated by Lessor for each twelve (12) month period, as Lessor, in good faith, may determine and shall where possible, be based upon previous costs and expenses increased by an inflation factor and anticipated forthcoming extraordinary expenditures. Lessee shall pay in equal installments in advance on the first day of each calendar month one-twelfth (I/12th) of its estimated Proportionate Share of such costs for such period and any adjustments to be made as a result of any difference between the amount paid by Lessee (as its estimated Proportionate Share) and Lessee's actual Proportionate Share. In the case of a deficiency, Lessee shall promptly remit the amount of such deficiency to Lessor. In the ' case of a surplus, Lessor shall supply such surplus to payments next falling due from Lessee hereunder. Notwithstanding the foregoing, however, Lessor may elect to prorate certain costs and expenses, such as taxes and assessments, as they are incurred and, with respect to such items, not following the "budget billing" concept described in this subparagraph.

         ARTICLE 19. PERSONAL PROPERTY TAXES.. During the term hereof Lessee shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Lessee as well as any alterations or leasehold improvements contained in the Premises and when possible Lessee shall cause said fixtures, furnishings and equipment to be assessed and billed separately from the real property of Lessor.

         ARTICLE 20. ENTRY AND INSPECTION. Lessee shall permit Lessor and its agents to enter into and upon the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of placing upon the property in which the Premises are located any usual or ordinary signs advertising the availability of the property for sale or lease prior to the expiration of this Lease. Lessor or its agents may, during normal business hours, enter upon said Premises and exhibit same to prospective lessees.

         ARTICLE 21. DEFAULT. In the event of any failure of Lessee to pay any rental due hereunder within five (5) days after the same shall be due or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Lessee for more than ten (10) days after written notice of such default shall have been given to Lessee or if Lessee or any guarantor of the Lease shall become bankrupt or insolvent or file any debtor proceedings or take or have taken against Lessee or any guarantor of this Lease in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Lessee's or any such guarantor's property or if Lessee or any such guarantor makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or if Lessee shall abandon said Premises or suffer this Lease to be taken under any writ of execution, Lessor, besides other rights or remedies it may have, shall have the immediate right of re-entry and may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Lessee, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

         Should Lessor elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises and relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Lessor in its sole discretion may deem advisable, upon such reletting, all rentals received by Lessor from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Lessee to Lessor, second, to the payment of any costs and expenses of such alterations and repairs, third, to the payment of rent due and unpaid hereunder, and the residue, if any, shall be held by Lessor and applied toward payment of future rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Lessee hereunder, Lessee shall pay any such deficiency to Lessor. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Lessor shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, in addition to any other remedies it may have, it may recover from Lessee all damages it may incur by reason of such breach, including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Lessee to Lessor.

         In the event of default, all Lessee's fixtures, furniture, equipment, improvements, additions, alterations and other personal property shall remain on the subject Premises and in that event and continuing during the length of said default, Lessor shall have the right to take the exclusive possession of the same and to use the same, rent or charge free, until all defaults are cured, or, at its option, at any time during the term of this Lease, to require Lessee to forthwith remove the same, and Lessee hereby waives all rights to notice and all common law and statutory claims and causes of actions which it may have against Lessor subsequent to such date as regards to storage, distribution, damage, loss of use and ownership of the personal property affected by the terms of this Article. Lessee acknowledges Lessor's need to relet the Leased Premises upon termination of this Lease for repossession of the Leased Premises and understands that the forfeitures and waivers provided herein are necessary to said reletting and to prevent Lessor incurring a loss for inability to deliver the Leased Premises to a prospective Lessee.

         The remedies given to Lessor in this section shall be in addition and supplemental to all other rights or remedies which Lessor may have under the laws then in force.

         ARTICLE 22. DESTRUCTION. (a) If Lessor's Building shall be partially damaged by fire or other casualty insured against under Lessor's property damage insurance policies, Lessor shall, upon receipt of the insurance proceeds, repair Lessor's Building to a condition which is substantially similar to the condition in existence prior to such casualty.

               (b)Notwithstanding the foregoing, however, if Lessor's Building is damaged as a result of flood, earthquake, nuclear radiation or contamination, act of war or other risk which is not covered by Lessor's insurance, or if the Premises or Lessor's Building are damaged to the extent of thirty-three and one third percent (33-1/3%) or more of their then replacement value, or if the repair of the Premises, or Lessor's Building, would require more than one hundred twenty (120) days, Lessor shall either terminate this Lease upon written notice given to Lessee within twenty (20) days following such casualty or commence as soon as is reasonably possible the restoration of Lessor's Building. Lessor's obligations to restore shall in no way include any construction originally performed by Lessee or subsequently undertaken by Lessee, but shall include solely that property constructed by Lessor prior to commencement of the term hereof. The cost of any repairs to be made by Lessor, pursuant to this
Article 22 of this Lease, shall be paid by Lessor utilizing available insurance proceeds. Lessee shall reimburse Lessor upon completion of the repairs for any deductible for which no insurance proceeds will be obtained under Lessor's insurance policy, or if other premises are also repaired, a pro rata share based on total costs of the repair equitable apportioned to the Leased Premises. Lessee shall, however, not be responsible to pay any deductible or its share of any deductibles to the extent that Lessee's payment would be in excess of $10,000.00 if Lessee's consent has not been received by Lessor, unless such denial of consent by Lessee is unreasonable.

               (c)In the event this Lease is not terminated and Lessor undertakes to repair any portion of the Premises, until such repair is complete, rent shall abate proportionately as to the portion of the Premises rendered untenable. Notwithstanding the foregoing, however, if the damage being repaired was caused by the negligence of Lessee or its employees, agents, licensees or concessionaires, there shall be no abatement of rent during the repair period.

               (d)Unless this Lease is terminated, Lessee shall, at its expense, repair the fixtures and improvements installed by it within the Premises and repair or replace any of Lessee's furniture, equipment or other personal property damaged by such casualty.

         ARTICLE 23. EMINENT DOMAIN. If all or more than 33-1/3% of the Premises or all or a material portion of the Common Areas shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or transfer in lieu thereof, either party hereto shall have the right, at its option, to terminate this Lease as of the date title vests in the condemning entity. Lessor shall be entitled to any award, or other payment made in connection with such condemnation. Lessee, however, shall have the right to pursue a claim in any condemnation proceeding against the condemning authority (but not against Lessor) for compensation for any resulting damages to Lessee's business, trade fixtures and personal property (but not for any diminution or loss of Lessee's leasehold estate) . If a part of the Premises shall be so taken or appropriated and this Lease is not thereafter terminated, the rental thereafter to be paid shall be reduced in the proportion that the area of the Premises so taken bears to the entire Premises. Notwithstanding the foregoing, however, before Lessee may terminate this Lease by reason of a taking or appropriation as described above, such taking or appropriation shall be of such an extent and nature as to substantially handicap, impede or impair Lessee's use of the Premises for a period in excess of ninety (90) days (assuming Lessor shall promptly commence any repairs necessary to restore the remaining Premises to a complete architectural unit). If any material part of Lessor's Building other than the Premises shall be so taken or appropriated, Lessor shall have the right, at its option, to terminate this Lease. Lessor shall be entitled to the entire condemnation award or payment attributable to any such taking of Lessor's Building or to any taking of any portion of the Common Areas.

         ARTICLE 24. MORTGAGE REOUIREMENTS. This Lease and all rights of Lessee under this Lease are hereby subordinate hereunder to any lien of any mortgage or mortgages or lien or other security interest resulting from any other method of financing or refinancing, now or hereafter in force against the land and/or buildings hereafter placed upon the land of which the Premises are a part and to all advances made or thereafter to be made upon the security thereof. The provisions of this Article notwithstanding, so long as Lessee is not in defaults hereunder, this Lease shall remain in full force and effect for the full term hereof and shall not be terminated as a result of any foreclosure or sale or transfer in lieu of such proceedings pursuant to a mortgage or other instrument to which Lessee has subordinated its rights pursuant hereto.

         In the event of the sale or assignment of Lessor's interest in the buildings of which the Premises are a part, or in the event of any proceeding, brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or other security instrument made by Lessor covering the Premises, Lessee shall attorn to the assignee or purchaser and recognize such purchaser as Lessor under this Lease.

         Lessee agrees to give any mortgagees (as defined below), by registered mail, a copy of any notice of default served by Lessee upon Lessor, provided that prior to such notice, Lessee has been notified, in writing (by way of a Notice of Assignment of Rents and Leases or otherwise) of the addresses of any such mortgagees. Lessee further agrees that if Lessor shall have failed to cure such default within the time set forth in this Lease, then any such mortgagees shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days, any such mortgagee has commenced and is diligently pursuing the remedies necessary, to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure) , in which event this Lease shall not be terminated while such "mortgagee" shall mean the holder of any mortgage, the beneficiary under any deed of trust or the holder of any other security interest which encumbers Lessor's Building.

         ARTICLE 25. RULES, REGULATIONS AND RESTRICTIVE COVENANTS. Lessee shall faithfully observe and comply with the Rules, Regulations and Restrictive Covenants attached hereto as Exhibit "C" and all reasonable modifications of and additions thereto from time to time put into effect by Lessor, provided however, that any such promulgated or modified Rules, Regulations and/or Restrictive Covenants shall not discriminate against Lessee in favor of other lessees of portions of the Park. Lessor shall not be responsible to Lessee for the non-performance by any other lessee or occupant of the Park of any such Rules, Regulations and Restrictive Covenants, but shall take reasonable steps to secure such other Lessee's compliance.

         ARTICLE 26. HOLDING OVER. If Lessee holds possession of the Premises after the term of this Lease with Lessor's consent, and Lessor accepts rent in the amounts hereinafter provided, Lessee shall become a lessee from month-to-month upon terms equal to the then existing terms hereunder, except that the rent shall be the then existing rent then payable hereunder at the end of the term (on a monthly basis) multiplied by one hundred fifteen percent (115%). Rent shall be paid in advance on or before the first day of each month and Lessee shall continue in possession until such tenancy shall be terminated by Lessor or until Lessee shall have given to Lessor a written notice at least thirty (30) days prior to the date of termination of such tenancy of its intention to terminate such tenancy.
         ARTICLE 27. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be sent by overnight courier or United States certified or registered mail, postage prepaid, addressed to:

         LESSOR                                        LESSEE

PRICE DEVELOPMENT COMPANY           MRS. FIELDS COOKIES
LIMITED PARTNERSHIP                         462 West Bearcat Drive
35 Century Park-Way                         Salt Lake City, UT  84115
Salt Lake City, Utah 84115                  Attn:  Real Estate Department
Telephone:        (801) 486-3911            Telephone: _______________


         ARTICLE 28. LESSOR'S RIGHT TO CURE DEFAULTS. All covenants and agreements to be performed by Lessee under any of the terms of this Lease shall be at its sole cost and expense and, except as otherwise specifically provided herein, without any abatement of rent. If Lessee shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for five (5) days after Lessee has received notice thereof by Lessor, Lessor may, but shall not be obligated to do so, and without waiving any rights of Lessor or releasing Lessee from any obligations of Lessee hereunder, make such payment or perform such other act. All sums to be paid by Lessor and all necessary incidental costs together with interest thereon at the rate of one and one-half percent (1-1/2%) per month from the date of such payment by Lessor in connection with the performance of any such act by Lessor shall be considered additional rent hereunder and, except as otherwise in this Lease expressly provided, shall be payable to Lessor on demand or, at the option of Lessor, in such installments as Lessor may elect and may be added to any rent then due or thereafter becoming due under this Lease.

         ARTICLE 29. FORCE MAJEURE. Lessor shall not be responsible or liable for any delay in the observance or performance of any term or condition of this Lease to be observed or performed by Lessor to the extent such delay results from action of governmental authorities, civil commotions, strikes, fires, acts of God, whether or not similar to the matters herein specifically enumerated and any such delay shall extend by like time any period of performance by Lessor and shall not be deemed a breach of or failure to perform this Lease or any provision hereof.

         ARTICLE 30. TRANSFER OF LESSOR'S INTEREST. In the event Lessor transfers its interest in the Premises (other than a transfer as provided in Article 13 of this Lease), Lessor shall be relieved of all obligations accruing hereunder after the effective date of such transfer, provided that such obligations have been expressly assumed in writing by the transferee.

         Lessee  agrees at any time and from time to time upon not less than ten
(10) days prior request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the fixed rent and other charges have been paid in advance, if any, (it being intended that any such statement delivered pursuant to this subparagraph may be relied upon by a prospective purchaser, mortgagee or assignee of any mortgage of the Premises) or shall execute any document or provide any statement as required by Lessor's lender provided such document shall not affect the rental or term of this Lease.

         ARTICLE 31. SECURITY DEPOSIT. Lessee has deposited with Lessor or its agent ________________________________________________ Dollars ($ - 0 - )
receipt of which by Lessor is hereby acknowledged, as security (and not as rent) for the full and faithful performance of any of the terms and conditions hereof. In the event Lessee defaults in the performance of any of the terms hereof or abandons the Premises, Lessor may use, apply or retain the whole or any part of such security for the payment of any rent or any other payment to be made by Lessee hereunder which is in default or of any other cost, expense or liability which Lessor may incur by reason of Lessee's default. If all or any portion of the security deposit is so used or applied, Lessee shall, no later than five (5) days after written demand is made therefor, deposit cash with the Lessor in an amount sufficient to restore the security deposit to its original amount. If Lessee shall, at the end of the term hereof, including extensions and holdover periods, have fully and faithfully complied with all of the terms and provisions of this Lease (but not otherwise) the security deposit, or any balance thereof shall then be returned to Lessee. Lessee shall not be entitled to interest on any such security deposit. Lessee shall not assign or encumber the funds deposited by it as security hereunder and neither Lessor nor its successors or assigns shall be bound by any such assignment or encumbrance.

         ARTICLE  32.  OUIET  ENJOYMENT.   Lessor  covenants  that  so  long  as
Lessee performs all of its obligations hereunder it shall peacefully and quietly have, hold and enjoy the Premises for the term hereof.

         ARTICLE 33. SIGNS. Lessee shall not place on the Leased Premises or in the Park, any exterior signs or advertisements, nor any interior signs or advertisements that are visible from the exterior of the Leased Premises, without Lessor's prior written consent, which Lessor reserves the right to withhold for any aesthetic reason in its sole judgment. The cost of installation and regular maintenance of any such signs approved by Lessor shall be at the sole expense of Lessee. At the termination of this Lease, or any extensions thereof, Lessee shall remove all its signs, and all damage caused by such removal shall be repaired at Lessee's expense.

         ARTICLE 34. SURRENDER OF LEASE . The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, shall not work as a merger, and shall, at the option of Lessor, terminate all or any existing subleases or subtenancies, or may, at the option of Lessor, operate as an assignment to it of any or all such subleases or subtenancies

         ARTICLE 35. LESSOR'S EXCULPATION. In the event of default, breach or violation by Lessor (which term includes Lessor's partners, co-ventures, co-lessees, officers, directors, employees, agents, or representatives) of any Lessor's obligations under this Lease, Lessor's liability to Lessee shall be limited to its ownership interest in the Leased Premises (or its interest in the Park, if applicable) or the proceeds of a public sale of such interest pursuant to foreclosure of a judgment against Lessor. Lessor may, at its option, and among its other alternatives, relieve itself of all liability under this Lease by conveying the Leased Premises to Lessee. Notwithstanding any such conveyance, Lessee's leasehold and ownership interest shall not merge. Lessor (as defined in this Article '15) shall not be personally liable for

         ARTICLE 36. ATTORNEYS' FEES. Lessee hereby agrees to pay, as additional rent, all attorneys, fees and disbursements, and all other court costs or expenses of legal proceedings or other legal services which Lessor may incur or pay out by reason of, or in connection with:


               (a)any action or proceeding brought by Lessor wherein Lessor obtains a final judgment or award against Lessee (including arbitration) on account of any default by Lessee in the observance not limited to, matters involving payment of rent and additional rent, alterations or other Lessee's work and subletting or assignment;

               (b)any action or proceeding brought by Lessee against Lessor (or any officer, partner, or employe of Lessor) in which Lessee fails to secure a final judgment against Lessor:

               (c)any other appearance by Lessor (or any officer, partner, or employee of Lessor) as a witness or otherwise in any action or proceeding whatsoever involving or affecting Lessee or this Lease;

               (d) any assignment, sublease, or leasehold mortgage proposed or granted by Lessee (whether or not permitted under this Lease), and all negotiations with respect thereto; and

               (e) any alteration of the Leased Premise by Lessee, and all negotiations with respect thereto.

         In any action or proceeding referred to in Section (a) , Lessee shall be entitled to recover its attorney fees and costs, if Lessee is the prevailing party against Lessor.

         Lessee's obligations under this Article shall survive the expiration or any other termination of this Lease. This Article is intended to supplement (and not to limit) other provisions of this Lease pertaining to indemnities and/or attorney's fees.

         Should it be necessary for Lessor to employ legal counsel to enforce any of the provisions of this Lease, Lessee agrees to pay, as additional rent, all attorney's fees and court costs reasonably incurred thereby, whether or not Lessor commences any legal action or proceeding.

         ARTICLE 37. ESTOPPEL CERTIFICATES AND FINANCING. Within ten (10) days of request therefor by Lessor, Lessee shall execute a written statement acknowledging the commencement and termination dates of this Lease, that it is in full force and effect, has not been modified (or if it has, stating such modifications) , and providing any other pertinent information as Lessor or its agent might reasonably request. Failure to comply with this Article shall be a material breach of this Lease by Lessee giving Lessor all rights and remedies under Article 21 hereof, as well as a right to damages caused by the loss of a loan or sale which may result from such failure by Lessee.

         ARTICLE 38. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained shall, subject to the provisions as to assignment, apply to and bind the heirs successors, executors, administrators and assigns of all of the parties hereto; and all of the parties hereto shall be jointly and severally liable hereunder.

         ARTICLE 39. TIME. Time is of the essence of this Lease with respect to each and every Article, Section and Subsection hereof.

         ARTICLE 40. MISCELLANEOUS. Subject to any limitations on assignment set forth herein, all of the terms and provisions of this Lease shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.



        In the event of any action or proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover attorney's tees in such amount as the court may adjudge reasonable.

         The waiver by Lessor of any term, covenant or condition herein contained shall not be deemed to be a waiver of the same or any other term, covenant or condition or any subsequent breach of the same of any other term, covenant or condition herein contained. The subsequent acceptance of rent hereunder by Lessor shall not constitute a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

         This Lease shall be governed by and construed in accordance with Utah law.

         The invalidity or enforceability of any provision hereof shall not affect or impair any other provision hereof.

         This Lease constitutes the entire agreement of the parties and supersedes all prior agreements or understandings between the parties with respect to the subject matter hereof. This Lease may not be modified or amended except by written agreement of the parties.

         The term "Lessor" as used herein shall include the agent or agents of Lessor. The term "Lessee" as used herein shall include the plural as well as the singular and shall include the masculine, feminine and neuter. If there is more than one Lessee, the obligations of Lessee hereunder shall be joint and several.

         Paragraph headings in this Lease are for convenience only and shall not define or limit the scope or intent of any provision hereof.

         Lessee shall not record this Lease or a Memorandum thereof without the written consent of Lessor. Lessor may file this Lease for record with the Recorder of the County in which the Park is located.

         ARTICLE 41. LESSOR'S ACCEPTANCE. Lessor's execution of this Lease is subject to Lessee providing financial statements of the Lessee and/or Guarantor(s) which are acceptable to the Lessor.

         ARTICLE 42. ENTIRE AGREEMENT. This Lease and the Exhibits, Riders and Addenda, if any, attached hereto and the rules and regulations adopted pursuant to Article 25 above constitute the entire agreement between the parties. All Exhibits, Riders or Addenda mentioned in this Lease are incorporated herein by reference. No subsequent amendment to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Premises and becomes effective as a Lease only upon execution and delivery thereof by Lessor to Lessee. If any provision contained in a Rider or Addendum is inconsistent with a provision in the body of this Lease, the provision contained in said Rider or Addendum stall control. It is hereby agreed that this Lease contains no restrictive covenants binding on other lessees or exclusive use provisions in favor of Lessee. There are no representations or promises by either party to the other except as are specifically set forth herein. This Lease supersedes and revokes all previous conversations, negotiations, arrangements, letters of intent, writings, brochures, understandings, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any agents of any of them. The captions and section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Section or Article.



ARTICLE 43. GUARANTEE. FOR VALUE RECEIVED, the undersigned hereby unconditionally guarantees the prompt and faithful performance by Lessee of all of the obligations of the Lessee as set forth in the aforesaid Lease Agreement.

         Dated this   10th          day of     February  ,  19  95 .
                    --------                ---------------    ----


         MRS.  FIELDS INC.          ____________________
         /s/ Ed Clissold,  Sec.             ____________________
         =================          ====================


         ARTICLE 44. AUTHORITY OF SIGNATORIES. Each person executing this Lease individually and personally represents and warrants that he is duly authorized to execute and deliver the same on behalf of the entity for which he is signing (whether it be a corporation, general or limited partnership or otherwise) and that this Lease is binding upon said entity in accordance with its terms.

         IN WITNESS WHEREOF , Lessor and Lessee executed this Lease as of the date first above written.

                                    LESSOR

                                    PRICE DEVELOPMENT COOMPANY,
                              LIMITED PARNTERSHIP,
                         a Maryland limited partnership

                                    By:  JP REALTY,  INC., a Maryland
                                            corporation, its general partner

ATTEST:


/s/ Paul K. Mendenhall                      By: /s/ G. Rex Frazier
Paul K. Mendenhall,                                G. Rex Frazier
Secretary                                           President

                                    LESSEE

                               MRS. FIELDS COOKIES
                                    a California Corporation

ATTEST:


/s/ Ed Clissold, Sec.                       By: /s/ Randal Baker
                                              Its V P







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TENANT:      MRS.  FIELDS COOKIES
PROJECT:       TIMESQUARE
SPACE #:         1140
                                               EXHIBIT "B"

                        LANDLORD'S WORK AND TENANT'S WORK

     A. Landlord shall deliver the Premises in its existing condition and Tenant hereby agrees to accept the Premises in that existing condition.

     1 B. Tenant shall make improvements to the Premises as provided in the Lease. Tenant agrees, at its expense, to then prepare detailed drawings showing the extent of such improvements, sign and submit said signed drawings to Landlord in triplicate for review and approval or disapproval within thirty (30) days of receipt of said drawings. Drawings must be prepared by a licensed architect or qualified designer in the State of Utah.

          In the event Landlord shall approve said drawings, Landlord shall sign and return one
         (1) set of drawings to Tenant.

         Tenant hereby agrees, at its expense, to construct the Premises in accordance with the detailed drawings, and shall not commence upon any of Tenant's work until Landlord has approved the detailed drawings in writing.

         Tenant agrees to complete said construction in accordance with all applicable building codes and zoning ordinances of the City of South Salt Lake.

          Tenant agrees to provide Landlord with copies of all applicable building permits, health department permits, contractors' license numbers, insurance certificates covering the work, and final lien waivers evidencing Tenant's payment in full of all of Tenant's construction costs. Landlord may require Tenant to furnish a bond or other security for performance of the above work by Tenant.

     C. Any sign to be placed on the Premises or on any part of the exterior c)f the structure must be approved in writing by Landlord's Project Director prior to the ordering of said sign.

     D. Tenant shall be responsible for providing landlord with "as-built" drawings upon completion of Tenant's work. It is imperative that the contractor building the Premises keeps accurate records of any notations, changes, etc., which vary from the final sepia drawings sent to Landlord before construction begins.

Approved By
Landlord   /s/ G. Rex Frazier                                    Date  2-27-95

Approved By
Tenant      /s/ Ed Clissold, Sec.                                Date  2-10-95
            /s/ Randal Baker, VP                                 Date  2-10-95

Approved as to form By Landlord's Project Director: /s/ Date 12/2/94 * See page B-1 for footnote.

                                            TENAN.,  Mrs. Fields Cookies
                                            PROJECT: Timesquare
                                            SPACE #: 1140



1. Lessee shall, as a part of its work, complete the following scope of work:

        (a) Install a new demising wall to deck with six inch (6") metal studs and five eights inch (5/8") (Type X) gypsum board, taped and finished on both sides.

       (b)         Separate  the  electrical  System.   Provide  new  electrical
                   equipment and meters for both the area being occupied by Lessee and the left over
       3104
                   square foot space . created in the redemise.

       (c) Separate the HVAC system as necessary to provide separate heating and cooling functions for both the area being occupied by the Lessee and the left over space created in the redemise.

     (d) Separately meter the gas and water lines coming in to the building for both spaces.

        (e) Upgrade the restrooms in accordance with the Americans with Disabilities Act.

        (f) Install automatic door openers on the front entryway in accordance with the Americans with Disabilities Act.
















Approved as to Form:


/s/
Date:  12/2/94

                                                    TENANT : Mrs. Fields Cookies
                                                             PROJECT: Timesquare
                                                                   SPACE #: 1140

                           CONSTRUCTION ALLOWANCE

             Notwithstanding anything to the contrary contained in this Exhibit "B", Landlord agrees to contribute to Tenant a construction allowance of $ 185,000.00 which sum shall apply towards the work to be done by Tenant as set forth in the Section of this Exhibit "B" entitled "Tenant's Work", except that such sum shall not in any event apply towards Tenant's trade fixtures, signs or architectural fees. Said sum is hereinafter referred to as the "Construction Allowance". 1

                    The Construction Allowance shall be paid by Landlord to Tenant in a single payment upon (i) the performance by Tenant of all of its obligations pursuant to this Exhibit "B" , and (ii) the occurence of each of the following conditions:

     (1) The filing of a Notice of Completion and the expiration of applicable lien periods, provided that no mechanics' or materialmen's liens are asserted or filed within such lien period; or in the alternative, presentation to Landlord oil full and complete releases o-I mechanics', materialmen's and laborers'. liens respecting Tenant's Work;

     (2) Issuance of final Certificate of Occupancy with respect to the Premises by the City in which the Shopping Center is located;

     (3) Delivery to Landlord not later than thirty (30) days after completion of Tenant's Work as described in this Exhibit "B" a written statement of the cost breakdown and a copy of the general contract for the performance of Tenant's Work. Such cost breakdown shall be certified to be correct by Tenant or by the managing general partner of Tenant if Tenant is a partnership or by the President or a Vice President of Tenant if Tenant is a corporation;

     (4) Tenant has opened for business;

     (5) Tenant is not in default  under this Lease or under this  Exhibit  "B";
     and

     (6) Delivery to Landlord of a certificate of Tenant's architect certifying that Tenant's Work has been completed in accordance with plans and specifications approved by Landlord and certifying the correctness of the final billing of Tenant's contractor to Tenant.

     (7) Tenant has completed to Landlord's satisfaction (i) those items specifically found by Landlord (or its architect, engineer or other representative) or any governmental building inspector, to be (a) incomplete or of unacceptable workmanship (b) deficient because of inadequate or inferior materials, or (c) not in compliance with the approved plans and specifications and (ii) any other "punch list" items.



Approved as to Form:

/s/
Date:  12/2/94

1 Prior to payment of the construction allowance and in addition to the specific requirements listed in the Construction Allowance Exhibit, Lessee shall provide Lessor a cost breakdown of the work performed by Lessee. The amount of the construction allowance shall not exceed One Hundred Eighty Five Thousand Dollars ($185.000.00). Any costs in excess of One Hundred Eighty Five Thousand Dollars ($185,000.00) shall be borne solely be Lessee.

TENANT: MRS FIELDS COOKIES
PROJECT: TIMESQUARE
                                 EXHIBIT "C"                  SPACE#:      1140
         RULES, REGULATIONS AND RESTRICTIVE COVENANTS
                           TIMESQUARE PARK

           Attached to and made a part of that certain Lease Agreement made and entered into this _________ day of _________________ , 19_____ , by and between.
PRICE DEVELOPRENT COMPANY LIMITED PARTNERSHIP, as Lessor and MRS. FIELDS COOKIES, as Lessee.

     I. PERMITTED USES. The purpose of the TIMESQUARE PARK is to create an attractive environment for conducting business which does not create a hazard or is not offensive due to appearance or to the emission of noxious odors, smoke or noise, and to conduct wholesale and retail operations, research laboratories, central office facilities and selective supporting facilities. Lessor shall review the proposed use of each parcel of land and approve each use, keeping in mind the broad outlines of the purpose of this Office and Commercial Park.



     II. PROHIBITED USES. No portion of the property shall be occupied by any of the following uses:

     A. Residential purposes, except for the dwelling of watchmen or other employees attched to a particular enterprise authorized in the area;

     B. Storage in bulk of any junk, wrecked automobiles or materials of any nature in or adjacent to the Premises, or

     C. No portion of the Premises or any building or structure thereon at any time shall be used for the manufacture, storage, distribution or sale of any products or items which shall increase the fire hazard of adjoining property; or for any business which constitutes a nuisance or causes the emission of odors of a gas injurious to produces manufactured or stored on adjoining premises, or which emit undue noise or for any purpose which will injure the reputation of said Premises or the neighboring, property or for any use which is in violation of any of the laws or zoning regulations of Salt Lake City or the State of Utah.

     III. SIGNS. Criteria have been established for the purpose of assuring as outstanding development and for the mutual benefit of all Lessees. Signs installed as nonconforming or unapproved shall be brought into conformance at the expense of the Lessee. All signs and the placement and installment thereof shall receive written approval of Lessor, which shall not be not be unreasonably withheld.

         A.        Miscellaneous Requirements:

          1. Lessee, its representative, or its sign contractor, shall remove Lessee's sign, at the termination of this Lease Agreement and repair damaged area to its original condition before Lessee's sign was erected.

          2. Lessee, its representative, or its sign contractor, shall repair and maintain, in a clean and orderly fashion, all signs during the term of this Lease. If Lessee fails to repair or maintain said sign(s) after ten
     (10) days' written notice to do so from the Lessor, Lessor may repair, clean or maintain said sign(s) and the cost thereof shall be payable by Lessee to Lessor upon demand as additional rent.

          IV. STORAGE. No land or buildings shall be used so as to permit the keeping of articles, goods or materials in the open or exposed to public view.


          V . EMPLOYEE PARKING. Parking, as provided to Lessee for its employees, shall not be used for future construction expansion unless additional parking is provided. Employee parking shall be confined to the area reserved for Lessee and its employees.

          A. No storage of vehicles shall be allowed other than those directly used in the operation of normal business.

          B. No maintenance or repairs of vehicles shall be allowed in anycommon area or areas reserved for customer or employee parking.

          C. No common areas reserved for customer or employee parking shall be used for "off-highway vehicles" subject to regulated registration.

         D . No public parking shall be allowed on dedicated street.